Exhibit 10.2

Andina Acquisition Corp. II

250 West 57th St

Suite 2223

New York, NY 10107

Gentlemen:

Andina Acquisition Corp. II (“Corporation”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”).

The undersigned hereby commits to purchase an aggregate of 45,000 units of the Corporation (“Initial Units”), each Initial Unit consisting of one ordinary share, par value $0.0001 per share, of the Corporation (“Ordinary Shares”), and one right to receive one-seventh (1/7) of one Ordinary Share, at $10.00 per Private Unit (as defined below), for an aggregate purchase price of $450,000 (the “Initial Purchase Price”). Additionally, if the underwriters in the IPO exercise their over-allotment option in full or part, the undersigned further commits to purchase up to an additional 1,733 Units (“Additional Units” and together with the Initial Units, the “Private Units”) at $10.00 per Additional Unit for an aggregate purchase price of up to $17,330 (the “Over-Allotment Purchase Price” and together with the Initial Purchase Price, the “Purchase Price”). At least twenty-four (24) hours prior to the effective date of the Registration Statement, the undersigned will cause the Purchase Price to be delivered to Graubard Miller (“GM”), counsel for the Corporation, by wire transfer as set forth in the instructions attached as Exhibit A to hold in a non-interest bearing account until the Corporation consummates the IPO and over-allotment option, if any.

The consummation of the purchase and issuance of the Initial Units and Additional Units (if any) shall occur simultaneously with the consummation of the IPO and over-allotment option, respectively. Simultaneously with the consummation of the IPO, GM shall (i) deposit the Initial Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Corporation for the benefit of the Corporation’s public stockholders as described in the Corporation’s registration statement filed in connection with the IPO (“Registration Statement”) and (ii) deliver all interest earned on the Initial Purchase Price to the undersigned. Simultaneously with the consummation of all or any part of the over-allotment option, GM shall deposit the pro-rata portion of the Over-Allotment Purchase Price, based upon the amount of the over-allotment option that has been exercised, without interest or deduction, into the Trust Fund. Upon expiration of the over-allotment option, GM shall return any unused portion of the Over-Allotment Purchase Price to the undersigned. If the Corporation does not complete the IPO within six (6) months from the date of this letter (subject to a six (6) month extension at the Corporation’s option in its sole discretion), the Purchase Price (without interest or deduction) will be returned to the undersigned.

Each of the Corporation and the undersigned acknowledges and agrees that GM is serving hereunder solely as a convenience to the parties to facilitate the purchase of the Private Units and GM’s sole obligation under this letter agreement is to act with respect to holding and disbursing the Purchase Price for the Private Units as described above. GM shall not be liable to the Corporation or the undersigned or any other person or entity in respect of any act or failure to act hereunder or otherwise in connection with performing its services hereunder unless GM has acted in a manner constituting gross negligence or willful misconduct. The Corporation shall indemnify GM against any claim made against it (including reasonable attorney’s fees) by reason of it acting or failing to act in connection with this letter agreement except as a result of its gross negligence or willful misconduct. GM may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. Notwithstanding anything to the contrary contained herein, GM agrees that it does not have any right, title, interest or claim of any kind in or to any monies of the Trust Fund (“Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any services provided to the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

The Private Units will be identical to the units to be sold by the Company in the IPO. Additionally, the undersigned agrees:

•	to vote the Ordinary Shares included in the Private Units in favor of any proposed Business Combination;

•	not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Memorandum and Articles of Association with respect to the Company’s pre-Business Combination activities prior to the consummation of such a Business Combination unless the Company offers dissenting holders the right to convert their shares for a portion of the cash held in the Trust Fund;

•	not to convert any Ordinary Shares included in the Private Units into the right to receive cash from the Trust Fund in connection with a shareholder vote to approve either a Business Combination or an amendment to the provisions of the Company’s Amended and Restated Memorandum and Articles of Association relating to shareholders’ rights or pre-business combination activity;

•	that the Private Units and underlying securities will not be transferable until after the consummation of a Business Combination except (i) to the undersigned’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by certain pledges to secure obligations incurred in connection with purchase of the Company’s securities, (vi) by private sales made in connection with the consummation of a Business Combination at prices no greater than the price at which the Private Units were originally purchased or (vii) to the Company for cancellation in connection with the consummation of a Business Combination, in each case (except for clause vi) where the transferee agrees to the terms of the transfer restrictions;

•	the Private Units will be subject to customary registration rights, pursuant to a Registration Rights Agreement on terms agreed upon by the Company and the Underwriters to be filed as an exhibit to the Registration Statement;

•	the undersigned will not participate in any liquidation distribution with respect to the Private Units (but will participate in liquidation distributions with respect to any units or Common Stock purchased by the Undersigned in the IPO or in the open market) if the Company fails to consummate a Business Combination;

•	the Private Units will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement; and

•	the Private Units (and the securities comprising the Private Units and issuable thereunder) may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement relating to the Company’s initial public offering, except to any underwriter and selected dealer participating in the Company’s initial public offering and their bona fide officers or partners and except as otherwise provided in Rule 5110(g)(2) of the FINRA Conduct Rules.

Notwithstanding anything to the contrary herein, the issuance of the Private Units hereunder shall comply with FINRA Rules 5110(g)(1) and 5110(f)(2)(G).

The undersigned hereby represents and warrants that, as applicable:

(a)	it has been advised that the Private Units have not been registered under the Securities Act;

(b)	it is acquiring the Private Units for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Private Units in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e)	it is not subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under Regulation D (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3);

(f)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Corporation and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(g)	it is familiar with the proposed business, management, financial condition and affairs of the Corporation;

(h)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(i)	this letter constitutes its respective legal, valid and binding obligation, and is enforceable against it.

Very truly yours,

EARLYBIRDCAPITAL, INC

By:	/s/ Steve Levine
Steve Levine, Chief Executive Officer

Accepted and Agreed:

ANDINA ACQUISITION CORP. II

By:	/s/ Julio Torres
Name: Julio Torres
Title: Chief Executive Officer

Graubard Miller

(solely with respect to its obligations to hold

and disburse monies for the Private Units)

By:	/s/ Jeffrey M. Gallant
Name: Jeffrey M. Gallant
Title: Partner